Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192331
KBS STRATEGIC OPPORTUNITY REIT II, INC.
SUPPLEMENT NO. 15 DATED FEBRUARY 22, 2018
TO THE PROSPECTUS DATED JUNE 28, 2017

This document supplements, and should be read in conjunction with, the prospectus of KBS Strategic Opportunity REIT II, Inc. dated June 28, 2017, as supplemented by supplement no. 9 dated October 3, 2017, and supplement no. 14 dated February 16, 2018. As used herein, the terms “we,” “our” and “us” refer to KBS Strategic Opportunity REIT II, Inc. and, as required by context, KBS Strategic Opportunity Limited Partnership II, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose the termination of our primary public offering stage.
Termination of Our Primary Public Offering Stage
On February 20, 2018, our board of directors approved the termination of our primary public offering stage effective July 31, 2018.  Subscriptions must be dated on or before July 31, 2018, and subscriptions and all related documents and funds must be received by us in good order by September 28, 2018.
We plan to continue to offer shares under our dividend reinvestment plan after our primary offering stage terminates.

1